Exhibit 99.1

NEWS RELEASE

Diversa Announces Pricing of

$100.0 Million Convertible Senior Notes Due 2027

San Diego, CA – March 23, 2007 - Diversa Corporation (Nasdaq: DVSA) announced today the pricing of its private placement of $100.0 million aggregate principal amount of 5.50% Convertible Senior Notes due 2027 (“Convertible Notes”). In addition, Diversa has granted the initial purchasers of the Convertible Notes an option to purchase up to an additional $20.0 million of the Convertible Notes to cover over-allotments, if any.

Diversa intends to use the net proceeds of this offering for continued expansion of its biofuels business, continued investment on product development and commercialization efforts in its specialty enzyme business, and for general corporate purposes, including working capital. Though this offering is not contingent upon Diversa’s pending merger with Celunol Corp. (the “Merger”), if the Merger is successfully consummated, Diversa intends to use a portion of the net proceeds from this offering to fund the operations of the combined company, including the planned construction of a demonstration-scale ethanol facility.

The Convertible Notes will be convertible under certain circumstances into shares of Diversa common stock at a conversion rate of 122.5490 shares per $1,000 of principal amount of Convertible Notes, subject to adjustment in certain circumstances. This conversion rate is equivalent to an initial conversion price of approximately $8.16 per share, which represents a 27.5% premium over the last reported sale price per share of Diversa common stock on March 22, 2007.

The Convertible Notes will be redeemable at Diversa’s option on or after April 5, 2012, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the Convertible Notes being redeemed, plus any accrued and unpaid interest.

In addition, the Convertible Notes will be subject to repurchase at the option of holders on April 1, 2012, April 1, 2017 and April 1, 2022, and upon the occurrence of certain defined conditions, at a repurchase price in cash equal to 100% of the principal amount of the Convertible Notes being repurchased, plus any accrued interest and unpaid interest.

The Convertible Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. None of the Convertible Notes (including any shares of common stock issuable upon conversion thereof) have been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. Any offers of the securities will be made only by means of a private offering memorandum.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to Diversa’s financing activities and its business, all which are prospective. Such statements are only predictions, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to market conditions and other factors that could affect the Diversa’s ability to complete the proposed Convertible Note offering and its intended use of proceeds. Certain of these factors and others are more fully described in Diversa’s filings with the Securities and Exchange Commission, including, but not limited to, Diversa’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended. These forward-looking statements speak only as of the date hereof. Diversa expressly disclaims any intent or obligation to update these forward-looking statements.

###

Contact:

Wendy Kelley

Investor Relations

Diversa Corporation

(858) 526-5437